EXHIBIT 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 20, 2010

to

INDENTURE

Dated as of December 20, 2010

Between

C. R. BARD, INC.,

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

2.875% Notes due 2016

4.400% Notes due 2021

Section 8.5.	Counterparts	15

EXHIBIT A – Form of 2016 Notes		A-1

EXHIBIT B – Form of 2021 Notes		B-1

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of December 20, 2010 (this “Supplemental Indenture”), between C. R. BARD, INC., a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered to the Trustee the Indenture, dated as of December 20, 2010, (the “Indenture”), to provide for the issuance of the Company’s debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities under the Indenture to be known as its “2.875% Notes due 2016” (the “2016 Notes”) and “4.400% Notes due 2021” (the “2021 Notes” and, together with the 2016 Notes, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company by duly adopted resolutions has authorized the proper officers of the Company to, among other things, determine the terms of the Securities to be issued under the Indenture and execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(8) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural, and vice versa; and

(c) headings are for convenience of reference only and do not affect interpretation.

Section 1.2. Additional Defined Terms. As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in accordance with GAAP if known or if not known using a discount factor equal to the weighted average yield to maturity of the Notes of all series then outstanding and compounded semiannually) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control” means the occurrence of any of the following:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Company or one of its subsidiaries or a person controlled by the Company or one of the Company’s Subsidiaries;

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the

Company or one of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•	the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors; or

•	the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date,

•	the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who:

•	was a member of such board of directors on the first date that the Notes were first issued; or

•

was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

“Debt” means any and all of the obligations of a Person for money borrowed or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such person as of the date of which the Debt is to be determined.

“GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the initial date of issuance of the Notes, the Company may elect (by providing written notice to the trustee) to apply International Financial Reporting Standards (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

“Rating Agencies” means:

•	each of Moody’s and S&P; and

•

if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s or S&P, or each of them, as the case may be.

“Rating Event” means, with respect to the Notes, the rating of such Notes is lowered below Investment Grade by either of the Rating Agencies on any date during the period commencing 60 days prior to the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., their successors and two other nationally recognized investment banking firms, that are primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) specified from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Restricted Property” means any manufacturing facility or plant, warehouse, or distribution facility owned, or leased, by the Company or a Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 2% of Consolidated Tangible Net Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant, warehouse or distribution facility which the board of directors reasonably determines is not material to the operation of the Company’s business and its Subsidiaries, taken as a whole.

“Sale and Leaseback Transaction” means an arrangement with any person providing for the leasing by C. R. Bard, Inc. or a Subsidiary of any Restricted Property whereby such Restricted Property has been or is to be sold or transferred by C. R. Bard, Inc. or a Subsidiary to such person other than C. R. Bard, Inc. or any Subsidiary; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including extension or renewal rights, for not more than three years.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to the Company’s Subsidiaries.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 2.

TERMS AND CONDITIONS OF NOTES

Section 2.1. Designation and Principal Amount.

(a) There is hereby authorized and established a series of Securities under the Indenture, designated as the “2.875% Notes due 2016,” which is initially limited in aggregate principal amount to $250,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other 2016 Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

(b) There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.400% Notes due 2021,” which is initially limited in aggregate principal amount to $500,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

Section 2.2. Maturity.

(a) The Stated Maturity of principal of the 2016 Notes shall be January 15, 2016.

(b) The Stated Maturity of principal of the 2021 Notes shall be January 15, 2021.

Section 2.3. Further Issues. The Company may at any time and from time to time, without the consent of the Holders of any series of the Notes, issue additional notes of any series. Any such additional notes shall have the same ranking, interest rate, maturity date and other terms as the relevant series of the Notes. Any such additional notes of a series, together with the Notes of the relevant series herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4. Payment. Principal of and interest on the Notes shall be payable in U.S. dollars in immediately available funds at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, New York, which shall initially be at an office of the Trustee located at 45 Broadway, New York, New York 10006, Attention: Corporate Trust Services, Administrator – C. R. Bard, Inc.; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register at the close of business on the Regular Record Date for such Holder or by wire transfer to an account specified in writing by the Holder to the Company and the Trustee; and provided, further, that the Company will pay principal of and interest on, the Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or such other Depositary as any Officer of the Company may from time to time designate, or its respective nominee, by wire in immediately available funds to such Depositary or its nominee, as the case may be, as the registered holder of such notes in global form.

Section 2.5. Global Securities. Upon the original issuance, the Notes shall be represented by Global Securities registered in the name of Cede & Co., the nominee of DTC. The Company shall deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 2.6. Interest.

(a) The 2016 Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from December 20, 2010 at the rate of 2.875% per annum, payable semi-annually in arrears. Interest payable on each Interest Payment Date will include interest accrued from December 20, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on July 15, 2011; and the Record Date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

(b) The 2021 Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from December 20, 2010 at the rate of 4.400% per annum, payable semi-annually in arrears. Interest payable on each Interest Payment Date will include interest accrued from December 20, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on July 15, 2011; and the Record Date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7. Authorized Denominations. The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.8. Redemption and Sinking Fund. The Notes shall not be redeemable at the option of the Company except as provided in Article 3 of this Supplemental Indenture. The Notes shall not be entitled to the benefit of any sinking fund.

Section 2.9. Ranking. The Notes shall be senior unsecured debt securities of the Company, ranking equally with the Company’s other unsecured and unsubordinated debt.

Section 2.10. Appointments. The Trustee shall be the initial Security Registrar and initial Paying Agent for the Notes.

Section 2.11. Defeasance. The Company may elect, at its option at any time, pursuant to Section 1301 of the Indenture, to have Section 1302 or Section 1303 in the Indenture, or both, apply to the 2016 Notes or the 2021 Notes, or all, or any principal amount thereof. The additional defeasance and discharge provisions set forth in Article 5 shall be applicable to the Notes.

ARTICLE 3.

REDEMPTION OF THE NOTES

Section 3.1. Optional Redemption by the Company.

(a) The 2016 Notes shall be redeemable as a whole or in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2016 Notes to be redeemed and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the 2016 Notes to be redeemed (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the 2016 Notes to be redeemed to the date of redemption.

(b) Prior to October 15, 2020 (three months prior to their maturity date), in the case of the 2021 Notes, the Notes shall be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2021 Notes to be redeemed and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the 2021 Notes to be redeemed (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the 2021 Notes to be redeemed to the date of redemption.

(c) At any time on or after October 15, 2020 (three months prior to their maturity date), the 2021 Notes shall be redeemable, in whole or in part at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the principal amount of the 2021 Notes to be redeemed plus accrued interest thereon to the date of redemption.

ARTICLE 4.

ADDITIONAL COVENANTS

Section 4.1. Limitations on Liens.

So long as any of the Notes remain outstanding, the Company shall not, nor shall the Company permit any Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Restricted Property or on the capital stock of any Subsidiary or Debt incurred by any Subsidiary and owed to the Company or another Subsidiary, without, in any such case, effectively providing that, for so long as such lien shall continue in existence with respect to such secured Debt, the Notes shall be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

(a) Liens securing Debt existing on the date of the indenture or Liens existing on property, capital stock, assets or Debt of any Person at the time it becomes a Subsidiary;

(b) Liens securing Debt of a Subsidiary owed to the Company or another Subsidiary;

(c) Liens on any assets existing at the time the Company or a Subsidiary acquires such assets, or to secure the payment of the purchase price for such assets, or to secure Debt incurred or guaranteed by the Company or a Subsidiary for the purpose of financing the purchase price of such assets (incurred or guaranteed prior to or within 360 days after such acquisition), or, in the case of real property, construction or improvements thereon, provided that the Lien shall not apply to any assets theretofore owned by the Company or a Subsidiary other than in the case of any such construction or improvements, any real property on which the construction or improvement is located;

(d) Liens existing on the property of any Person that at the time such Person becomes a Subsidiary or is merged or consolidated with the Company or a Subsidiary or at the time such Person sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to the Company or a Subsidiary;

(e) Liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation;

(f) Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under the covenant “— Limitations on Sale and Leaseback Transactions” set forth below;

(g) Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

(h) Pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Subsidiary is a party, or to secure the Company’s or any Subsidiary’s public or statutory obligations, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this bullet point, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(i) Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

(j) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Subsidiary’s business, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Company’s board of directors, do not materially impair the use of such assets in the operation of the Company or such Subsidiary’s business or the value of such Restricted Property for the purposes of such business; and

(k) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in clauses (1) through (10) above, inclusive of any Lien existing at the date of the indenture; provided, however, that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

The Company and any Subsidiary may, without securing the Notes, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, if after giving effect to such Debt, the aggregate amount of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions (a) through (k)) plus the aggregate amount of Attributable Debt outstanding of Sale and Leaseback Transactions that would otherwise be prohibited by the covenant described under “— Limitations on Sale and Leaseback Transactions” below, does not exceed 15% of Consolidated Net Tangible Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination.

Section 4.2. Limitations on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction. Notwithstanding the foregoing, the Company or any Subsidiary may enter into a Sale and Leaseback Transaction if:

(a) The Sale and Leaseback Transaction is between the Company and a Subsidiary or between Subsidiaries;

(b) The Company or such Subsidiary would, at the time of entering into such Sale and Leaseback Transaction, be entitled pursuant to the covenant described under “—Limitations on Liens” above, to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the Notes; or

(c) The Company or any of its Subsidiaries, during the six months following the effective date of the Sale and Leaseback Transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that the Company or its Subsidiary lease in the transaction to the voluntary retirement of the Notes or other Debt of ours or that of any Subsidiary, provided that such Debt (i) ranks pari passu or senior to the Notes under the indenture and (ii) has a stated maturity which is either more than 12 months from the date of such application or which is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of such application; provided further that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (3) an amount equal to the sum of (x) the principal amount of Notes delivered within six months of the effective date of such Sale and Leaseback Transaction to the trustee for retirement and cancellation and (y) the principal amount of other Debt of the Company’s voluntarily retired by the Company within such six-month period, excluding retirements of Notes and other Debt of the Company’s as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

The Attributable Debt of the Company and its Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions (other than Sale and Leaseback Transactions as are permitted under the foregoing exceptions (a) through (c)), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding that otherwise would be prohibited by the covenant described under “—Limitations on Liens” above, would not exceed 15% of Consolidated Net Tangible Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination.

Section 4.3. Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Section 3.1 hereof, each Holder of the Notes shall have the right to require the Company to purchase all or a portion (equal to $1,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) The Company shall be required to send a notice to each Holder of the Notes by first class mail, with a copy to the trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and shall specify, without limitation, the following:

(i) that the Change of Control Offer is being made pursuant to this Section 4.3 of this Supplemental Indenture;

(ii) that the Company is required to offer to purchase all of the outstanding principal amount of Notes, the purchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”), the Company shall repurchase the Notes validly tendered and not validly withdrawn pursuant to this Section 4.3;

(iii) if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event being consummated on or prior to the Change of Control Payment Date;

(iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

(v) that, unless the Company defaults in making such payment, Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have all or any portion of such Note purchased;

(vii) that Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer the Note by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the Change of Control Payment Date;

(viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(ix) that Holders whose Notes are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer);

(x) the CUSIP numbers for the Notes; and

(xi) the other instructions, as determined by the Company, consistent with this Section 3.3, that a Holder must follow.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all properly tendered notes or portions of notes not validly withdrawn;

(ii) deposit with the paying agent the required payment for all properly tendered Notes or portions of Notes not validly withdrawn; and

(iii) deliver or cause to be delivered to the trustee the repurchased Notes, accompanied by an officers’ certificate stating, among other things, the aggregate principal amount of repurchased Notes.

(d) The Company shall not be required to make a Change of Control Offer with respect to the Notes upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements in this Section 4.3 for such an offer made by the Company and the third party purchases all such Notes properly tendered and not withdrawn under its offer. In connection with any Change of Control Offer, the Company shall deliver an Officer’s Certificate and Opinion of Counsel stating that any conditions precedent in connection with such offer hereunder or under the Indenture have been satisfied.

(e) The Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

ARTICLE 5.

SATISFACTION AND DISCHARGE

Section 5.1. Defeasance and Discharge of Obligations.

With respect to a redemption of all of the 2016 Notes or all of the 2021 Notes pursuant to Section 3.1 hereof, notwithstanding the provisions of Section 1304 of the Base Indenture, for purposes of determining whether the Company has satisfied the condition set forth in clause (1) thereof, the amount of funds or U.S. Government Obligations that the Company must irrevocably deposit or cause to be deposited in trust with the Trustee shall be determined by the Company using an assumed Redemption Price calculated as of the date of deposit of such funds or U.S. Government Obligations in trust (and not, for the avoidance of doubt, the Redemption Date); provided that:

(a) at the time of deposit of such funds or U.S. Government Obligations in trust, the funds or U.S. Government Obligations in trust must be sufficient, as evidenced by a certificate of a reputable firm of certified independent accountants, investment bank or appraisal firm, to pay and discharge the principal, premium, if any, and accrued and unpaid interest on the Notes on the Redemption Date with an assumed Redemption Price calculated as of the date of deposit of such funds or U.S. Government Obligations in trust; and

(b) the Company must irrevocably deposit or cause to be deposited additional funds or U.S. Government Obligations in trust, as necessary, on the Redemption Date, as required by Section 3.1 hereof, necessary to pay the Redemption Price as determined on such date.

ARTICLE 6.

FORM OF NOTES

Section 6.1. Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibits A, and B hereto.

ARTICLE 7.

ORIGINAL ISSUE OF NOTES

Section 7.1. Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 8.

MISCELLANEOUS

Section 8.1. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes.

Section 8.2. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 8.3. Governing Law. This Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.4. Separability. In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
	Name:	Todd C. Schermerhorn
	Title:	Senior Vice President and Chief Financial Officer

[FIRST SUPPLEMENTAL INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

[FIRST SUPPLEMENTAL INDENTURE]

EXHIBIT A

[FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

C.R. BARD, INC.

2.875% Notes due 2016

CUSIP No.:

ISIN:

No. A-[ ]	$[ ]

C. R. BARD, INC., a corporation duly incorporated under the laws of the State of New Jersey (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[            ] ([        ] DOLLARS) on January 15, 2016, and to pay interest thereon from December 20, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of

each year, commencing on [    ] at the rate of 2.875% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 2.875% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

C. R. BARD, INC.

By:
Name:
Title:

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 20, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 20, 2010, and a supplemental indenture relating to such series dated as of December 20, 2010 (herein, collectively called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to $ [        ]; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series. All terms used in this Note that are not defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Notes shall be redeemable as a whole or in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes of this series or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes of this series shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

[FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

C.R. BARD, INC.

4.400% Notes due 2021

CUSIP No.:

ISIN:

No. A-[ ]	$[ ]

C.R. BARD, INC., a corporation duly incorporated under the laws of the State of New Jersey (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[        ] ([        ] DOLLARS) on January 15, 2021, and to pay interest thereon from December 20, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year, commencing on [    ] at the rate of 4.400% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 4.400% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

C. R. BARD, INC.

By:
Name:
Title:

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 20, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 20, 2010, and a supplemental indenture relating to such series dated as of December 20, 2010 (herein, collectively called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to $[        ]; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

Prior to October 15, 2020 (three months prior to their maturity date), the Notes shall be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

At any time on or after October 15, 2020 (three months prior to their maturity date), the Notes shall be redeemable, in whole or in part at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to the date of redemption.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes of this series or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes of this series shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture

B-7